                                                                    Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the following Registration Statements of Fifth Third Bancorp of our report dated January 15, 2002, incorporated by reference in this Annual Report on Form 10-K of Fifth Third Bancorp for the year ended December 31, 2001:

  Form S-8                        Form S-3
  --------                        --------

No.  33-34075                  No.  33-54134
No.  33-13252                  No.  333-42379
No.  33-60474                  No.  333-80919
No.  33-55223                  No.  333-56450
No.  33-55553                  No.  33-34798
No.  333-58249                 No.  333-53826
No.  333-48049                 No.  333-41164
No.  33-61149
No.  333-77293
No.  333-84955
No.  333-63518
No.  333-47428
No.  333-72910
No.  333-53434
No.  333-52188
No.  333-84911
No.  333-52182
No.  333-58618


/s/ Deloitte & Touche LLP
-------------------------
Cincinnati, Ohio
March  11, 2002

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